EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of Security holders.

EXHIBIT B:
  Attachment to item 77D: Policies with respect to Security
  Investment

EXHIBIT C:
  Attachment to item 77O: Transactions effected pursuant to Rule 10f-3

EXHIBIT D:
  Attachment to item 77Q3:
  Clarification of certain NSAR information
------------------------------------------------------------------

EXHIBIT A:
Supplemental Proxy Information
(Unaudited)

A meeting of the Company's shareholders was held on December
18, 2003. The meeting was held for the following purposes:

To approve the Plan of Reorganization of the Company on behalf of the ASAF Alger All-Cap Growth Fund and the ASAF Marsico Capital Growth Fund.
To approve the Plan of Reorganization of the Company on behalf of the ASAF Alliance Growth Fund and the ASAF Marsico Capital Growth Fund.
To approve the Plan of Reorganization of the Company on behalf of the ASAF Alliance/Bernstein Growth + Value Fund and the ASAF Sanford Bernstein Managed Index 500 Fund.
To approve the Plan of Reorganization of the Company on behalf of the ASAF DeAM Large-Cap Value Fund and the ASAF Alliance Growth and Income Fund.
To approve the Plan of Reorganization of the Company on behalf of the ASAF Gabelli All-Cap Value Fund and the ASAF Neuberger Berman Mid-Cap Value Fund.
To approve the Plan of Reorganization of the Company on behalf of the ASAF Neuberger Berman Mid-Cap Growth Fund and the ASAF Goldman Sachs Mid-Cap Growth Fund.
To approve the Plan of Reorganization of the Company on behalf of the ASAF DeAM International Equity Fund and the ASAF William Blair International Growth Fund.
To approve the Plan of Reorganization of the Company on behalf of the ASAF American Century International Growth Fund and the ASAF William Blair International Growth Fund.

The results of the proxy solicitation on the preceding matters were:

MATTER                                VOTES FOR    VOTES    ABSTENTIONS
                                                  AGAINST
Reorganization plan between the ASAF
Alger All-Cap Growth Fundand the
ASAF Marsico Capital Growth Fund.     3,138,811    56,883     85,883
Reorganization plan between
the ASAF Alliance Growth Fund
and the ASAF Marsico Capital
Growth Fund.                          4,971,365    99,945    161,125
Reorganization plan between the
ASAF Alliance/Bernstein Growth + Value
Fund and the ASAF Sanford Bernstein
Managed Index 500 Fund.                 879,341    10,757     29,793
Reorganization plan between the ASAF
DeAM Large-Cap Value Fund and the
ASAF Alliance Growth and Income Fund.   110,947     1,083      5,285
Reorganization plan between the
ASAF Gabelli All-Cap Value Fund
and the ASAF Neuberger Berman Mid-Cap
Value Fund.                           4,658,017   811,879    109,252
Reorganization plan between the
ASAF Neuberger Berman Mid-Cap Growth
Fund and the ASAF Goldman
Sachs Mid-Cap Growth Fund.           6,793,118    169,104    211,796
Reorganization plan between the
ASAF DeAM International Equity Fund
and the ASAF William Blair
International Growth Fund.           3,000,884     54,744    113,492
Reorganization plan between
the ASAF American Century
International Growth Fund and the
ASAF William Blair International
Growth Fund.                        4,470,547      76,593    159,946



EXHIBIT B:
SUB-ITEM 77D
Policies With Respect to Security Investment

              STRATEGIC PARTNERS MUTUAL FUNDS, INC.
                SUPPLEMENT DATED APRIL 30, 2004
              TO THE PROSPECTUS DATED MARCH 1, 2004


(1)	STRATEGIC PARTNERS SMALL CAP GROWTH OPPORTUNITY FUND

The sub-advisory agreement between Prudential
Investments LLC ("PI") and American Skandia Investment
Services, Inc. ("ASISI" and together with PI, the "Investment Manager") and Pilgrim Baxter & Associates, Ltd.
("PBHG") with respect to the Strategic Partners Small Cap
Growth Opportunity Fund (the "Small Cap Growth Fund") will be terminated effective on or about the close of business on April 30, 2004. Effective immediately thereafter, pursuant to a new sub-advisory agreement, the Small Cap
Growth Fund will be sub-advised by State Street Research &
Management Company ("State Street Research"). Shareholders of the Small Cap Growth Fund will be sent an information statement containing more detailed information about State
Street Research and the reasons for the Investment
Manager's retention of State Street Research.

	Accordingly, effective on or about the close of business on April 30, 2004, all references in the Prospectus and SAI to Pilgrim Baxter & Associates, Ltd. are replaced by references to State Street Research. In addition, the section of the Prospectus entitled
"Management of the Funds -- The Sub-Advisors" is revised by deleting the sub-section relating to PBHG on pages 124 and 125 and replacing it with the following:

State Street Research & Management Company
("State Street Research") serves as sub-adviser for the Strategic Partners Small Cap Growth
Opportunity Fund. State Street Research traces its heritage back to 1924 and the founding of one of America's first mutual funds. As of March 31, 2004, State Street Research managed approximately
$44.9 billion in assets.  The address of State
Street Research is One Financial Center, Boston,
Massachusetts 02111.

Tucker Walsh is the lead manager and is
responsible for the day-to-day management of the Fund. Andrew Morey is portfolio manager of the Fund. Mr. Walsh, a managing director, joined
State Street Research in 1997. Mr. Morey, senior vice president, joined State Street Research in 1995. Mr. Walsh and Mr. Morey have managed the
Fund since State Street Research became the
Fund's sub-adviser in May 2004.


(2)	STRATEGIC PARTNERS HIGH YIELD BOND FUND

The sub-advisory agreement between Prudential
Investments LLC ("PI") and American Skandia Investment
Services, Inc. ("ASISI" and together with PI, the "Investment Manager") and Federated Investment Management
Company ("Federated") with respect to the Strategic
Partners High Yield Bond Fund (the "High Yield Bond Fund") will be terminated effective on or about the close of business on April 30, 2004. Effective immediately thereafter, pursuant to a new sub-advisory agreement, the High Yield Bond Fund will be sub-advised by Goldman Sachs
Asset Management, L.P. ("GSAM").  Shareholders of the High
Yield Bond Fund will be sent an information statement containing more detailed information about GSAM and the reasons for the Investment Manager's retention of GSAM.

	Accordingly, effective on or about the close of business on April 30, 2004, all references in the Prospectus and SAI to Federated Investment Management
Company are replaced by references to Goldman Sachs Asset
Management, L.P. In addition, the section of the Prospectus entitled "Management of the Funds -- The Sub-
Advisors" is revised by deleting the sub-section relating to Federated on page 122. In addition, the second sentence of the sub-section relating to GSAM on page 122 of the Prospectus is replaced by the following:

GSAM, a business unit of the Investment
Management Division of Goldman Sachs & Co.
("Goldman Sachs") serves as sub-advisor for the Strategic Partners Mid Cap Growth Fund, the
Strategic Partners Concentrated Growth Fund, and the Strategic Partners High Yield Bond Fund.

	In addition, the sub-section of relating to GSAM on page 123 of the Prospectus is revised by adding the following:

The portfolio managers responsible for the day-to-day management of the Strategic Partners High
Yield Bond Fund are Andrew Jessop, Diana Gordon and Rob Cignarella. Mr. Jessop, Managing
Director and Head of the High Yield Team, joined
GSAM in 1997 as a portfolio manager. He is responsible for managing high yield assets.
Previously, he worked six years managing high yield portfolios at Saudi International Bank in London. Ms. Gordon, Vice President, joined GSAM in 1999 covering the high yield technology and communications sectors in addition to trading.
Before joining GSAM, she was a high yield portfolio manager at Saudi International Bank.
Mr. Cignarella, Vice President, joined GSAM in
1998 as a high yield credit research analyst.
Prior to his current position he worked in investment banking at Salomon Brothers. Mr.
Jessop, Ms. Gordon and Mr. Cignarella have managed the Fund since GSAM became the Fund's sub-adviser in May 2004.

In addition, the section of the Prospectus entitled
"Fixed Income Funds" is revised by replacing the Investment
Goal and Primary Investments relating to the High Yield
Bond Fund on page 13 with the following:

Investment Goal: High Current Income and may consider potential for capital appreciation
Primary Investments: The Fund invests primarily in high yield fixed income securities that, at the time of purchase are non-investment grade securities.

In addition, the section of the Prospectus entitled
"Risk/Return Summary - Fixed Income Funds - Principal
Investment Strategies" is revised by replacing the five paragraphs relating to the High Yield Bond Fund on page 13 with the following:

The STRATEGIC PARTNERS HIGH YIELD BOND FUND will invest, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (''Net Assets'') in high-yield, fixed-income securities that, at the time of purchase, are non-investment grade securities. Non-investment grade securities are securities rated
BB, Ba or below by a Moody's Investors Services,
Inc. or Standard & Poor's Corporation, or, if unrated, determined by the Sub-Adviser to be of comparable quality. The Fund may invest in all types of fixed income securities, including, senior and subordinated corporate debt obligations (such as bonds, debentures, notes and commercial paper), convertible and non-convertible corporate debt obligations, loan participations, custodial receipts, municipal
Securities and preferred stock.

In addition, the section of the Prospectus entitled
"Principal Risks" is revised by replacing the one paragraphs relating to the High Yield Bond Fund on page 14 with the following:

As a fund that invests primarily in lower-quality fixed-income securities, the Strategic Partners High Yield Bond
Fund will be subject to a level of risk that is high relative to other fixed income funds, which may be comparable to or higher than some equity funds. Non-investment grade fixed-income securities (commonly known as ''junk bonds'') tend to offer higher yields than higher rated securities with similar maturities. Non-investment grade fixed-income securities are, however, considered speculative and generally involve greater price volatility and greater risk of loss of principal and interest than higher rated securities. The Fund may purchase the securities of issuers that are in default.

In addition, the section of the Prospectus entitled
"Investment Programs of the Funds" is revised by replacing the disclosure relating to the High Yield Bond Fund on pages 96 and 97 with the following:

STRATEGIC PARTNERS HIGH YIELD BOND FUND

INVESTMENT OBJECTIVE: The investment objective of the Fund is to seek a high level of current income and may also consider the potential for capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES AND RISKS:

	The Fund will invest, under normal
circumstances, at least 80% of its net assets plus any borrowings for investment purposes
(measured at time of purchase) (''Net Assets'') in high-yield, fixed-income securities that, at the time of purchase, are non-investment grade securities. Non-investment grade securities are securities rated BB, Ba or below by Moody's
Investors Services, Inc. or Standard & Poor's
Corporation, or, if unrated, determined by the Sub-Adviser to be of comparable quality.

The Fund may invest in all types of fixed income securities, including, senior and subordinated corporate debt obligations (such as bonds, debentures, notes and commercial paper), convertible and non-convertible corporate debt obligations, loan participations, custodial receipts, municipal Securities and preferred stock. The Fund may purchase the securities of issuers that are in default.

The Fund may invest up to 25% of its total assets in obligations of domestic and foreign issuers which are denominated in currencies other than the U.S. dollar and in securities of issuers located in emerging countries denominated in any currency. However, to the extent that the Sub-
Adviser has entered into transactions that are intended to hedge the Fund's position in a non-
U.S. dollar denominated obligation against currency risk, such obligation will not be counted when calculating compliance with the 25% limitation on obligations in non-U.S. currency.

 Under normal market conditions, the Fund may invest up to 20% of its Net Assets in investment grade fixed-income securities, including U.S. Government Securities. The Fund may also invest in common stocks, warrants, rights and other equity securities, but will generally hold such equity investments only when debt or preferred stock of the issuer of such equity securities is held by the Fund or when the equity securities are received by the Fund in connection with a corporate restructuring of an issuer.

	To the extent the Fund invests in sovereign debt obligations the Fund will be subject to the risk that the issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay the principal or interest when due.
There are also risks associated with the general political and social environment of a country.
These factors may include among other things government instability, poor socioeconomic conditions, corruption, lack of law and order, lack of democratic accountability, poor quality of the bureaucracy, internal and external conflict, and religious and ethnic tensions. High political risk can impede the economic welfare of a country. The risks associated with the general economic environment of a country can encompass, among other things, low quality and growth rate of Gross Domestic Product (''GDP''), high inflation or deflation, high government deficits as a percentage of GDP, weak financial sector, overvalued exchange rate, and high current account deficits as a percentage of GDP. The risk factors associated with the inability of a country to pay its external debt obligations in the immediate future may include but are not limited to high foreign debt as a percentage of GDP, high foreign debt service as a percentage of exports, low foreign exchange reserves as a percentage of short-term debt or exports, and an unsustainable exchange rate structure.

FOREIGN RISK -The Fund will be subject to risks of loss with respect to their foreign investments that are not typically associated with domestic issuers. Loss may result because of less foreign government regulation, less public information and less economic, political and social stability. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions. The Fund will also be subject to the risk of negative foreign currency rate fluctuations. Foreign risks will normally be greatest when the Fund invests in issuers located in emerging countries.

EMERGING COUNTRIES RISK-The Fund may invest in emerging countries. The securities markets of Asian, Latin, Central and South American, Eastern
European, Middle Eastern, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. These risks are not normally associated with investments in more developed countries.

''JUNK BOND'' RISK-The Fund will invest in non-investment grade fixed-income securities
(commonly known as ''junk bonds'') that are considered predominantly speculative by traditional investment standards. Non-investment grade fixed-income securities and unrated securities of comparable credit quality are subject to the increased risk of an issuer's inability to meet principal and interest payment obligations. These securities may be subject to greater price volatility due to such factors as specific corporate or municipal developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity.

In addition, the section of the Prospectus entitled
"Certain Risk Factors and Investment Methods" is revised by deleting reference to the High Yield Bond Fund in the sub-section titled "Options" on page 148 and by deleting reference to the High Yield Bond Fund in the sub-section titled "Futures Contracts and Related Options" on page 149.
In addition, the section of the Prospectus entitled
"Certain Risk Factors and Investment Methods" is revised by adding in the following sentence to the subsection titled
"Repurchase Agreements" on page 153:

The Strategic Partners High Yield Bond Fund may enter into repurchase agreements collateralized by securities issued by foreign governments.


(3)	STRATEGIC PARTNERS CAPITAL GROWTH FUND

	Effective on April 30, 2004, James A. Hillary will leave Marsico Capital Management, LLC, the sub-advisor to the Fund. Accordingly, references to Mr. Hillary as a portfolio manager of the Fund on page 124 of the Prospectus shall be deleted as of April 30, 2004.



EXHIBIT C:

For the fiscal period ended 4/30/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.	Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC.
(fka American Skandia Advisor Funds - ASAF American Century
International Growth Fund)

1.   Name of Issuer:  NEC Corporation

2.   Date of Purchase - 12/08/03

3.   Number of Securities Purchased - 6999.79

4.   Dollar Amount of Purchase - $46,338.63

5.   Price Per Unit - $6.62

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Morgan Stanley

7.   Other Members of the Underwriting Syndicate:
     Morgan Stanley
    Daiwa Securities SMBC Europe Limited
    Goldman Sachs
    J.P. Morgan
    Merrill Lynch
    Citigroup Global Markets Limited
    Nomura International
    UBS Limited




For the fiscal period ended 4/30/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC. (fka
American Skandia Advisor Funds - ASAF American Century
International Growth Fund)

1.   Name of Issuer:  NEC Corporation

2.   Date of Purchase - 12/08/03

3.   Number of Securities Purchased - 6999.79

4.   Dollar Amount of Purchase - $46,338.63

5.   Price Per Unit - $6.62

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Morgan Stanley

7.   Other Members of the Underwriting Syndicate:
     Morgan Stanley
    Daiwa Securities SMBC Europe Limited
    Goldman Sachs
    J.P. Morgan
    Merrill Lynch
    Citigroup Global Markets Limited
    Nomura International
    UBS Limited




For the fiscal period ended 4/30/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC. (fka
American Skandia Advisor Funds - ASAF Neuberger & Berman Mid-Cap
Growth Fund)

1.   Name of Issuer:  China Life Insurance Company Limited

2.   Date of Purchase - 12/12/03

3.   Number of Securities Purchased - 19,100

4.   Dollar Amount of Purchase - $356,788

5.   Price Per Unit - $18.68

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Credit Suisse First Boston

7.   Other Members of the Underwriting Syndicate:
     China International
     Citigroup
     Credit Suisse First
     Boston Deutsche Bank Securities
     Capital Corporation



For the fiscal period ended 4/30/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC. (fka
American Skandia Advisor Funds - ASAF Goldman Sachs Mid Cap Growth
Fund)

1.   Name of Issuer:  Citadel Broadcasting Corporation

2.   Date of Purchase - 2/11/04

3.   Number of Securities Purchased - 13,405.26

4.   Dollar Amount of Purchase - $235,600

5.   Price Per Unit - $19.00

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Credit Suisse First Boston

7.   Other Members of the Underwriting Syndicate:
Credit Suisse First Boston
Goldman Sachs
Deutsche Bank Securities
Merrill Lynch
Bear, Stearns & Co. Inc.
UBS Investment Bank
JP Morgan
Wachovia Securities




For the fiscal period ended 4/30/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC. (fka
American Skandia Advisor Funds - ASAF Goldman Sachs Mid Cap Growth
Fund)

1.   Name of Issuer:  KINETIC CONCEPTS INC.

2.   Date of Purchase - 2/23/04

3.   Number of Securities Purchased - 3,800

4.   Dollar Amount of Purchase - $114,000

5.   Price Per Unit - $30.00

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Merrill Lynch

7.   Other Members of the Underwriting Syndicate:
Credit Suisse First Boston
Goldman Sachs
Deutsche Bank Securities
Merrill Lynch
Citigroup
Piper Jaffray
SG Cowen
JP Morgan


EXHIBIT D:
Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 73A1, 73A2,73B1,73B2, 74V1,74V2, and 74W correctly, the correct answers are as follows:

73A1/A2-
Series 3- Class A $0.0000, Class B $0.0000 Class C $0.0077,
Class L $0.0384, Class M $0.0077, Class X $0.0077

Series 4- Class A $0.0128, Class B $0.0057 Class C $0.0918,
Class L $0.1195, Class M $0.0918, Class X $0.0919

Series 5- Class C $0.0000, Class D $0.0002, Class L $0.0025,
Class M $0.0000, Class X $0.0000

Series 9- Class A $0.0000, Class B $0.0000 Class C $0.0442,
Class L $0.0753, Class M $0.0442, Class X $0.0442

Series 10- Class A $0.0283, Class B $0.0267 Class C $0.2445,
Class L $0.2628, Class M $0.2442, Class X $0.2441

Series 28- Class A $0.0000, Class B $0.0000 Class C $0.0421,
Class L $0.0718, Class M $0.0421, Class X $0.0421

73B1/B2-
Series 4- Class A $0.0000, Class B $0.0000 Class C $0.3219,
Class L $0.3219, Class M $0.3219, Class X $0.3219

Series 16- Class A $0.0000, Class B $0.0000 Class C $0.1521,
Class L $0.1521, Class M $0.1521, Class X $0.1521

Series 30- Class A $0.0000, Class B $0.0000 Class C $1.1567,
Class L $1.1567, Class M $1.1567, Class X $1.1567

74V1/74V2-
Series 2- Class A $11.32, Class B $9.83, Class C $9.79,
Class L $11.31, Class M $9.82, Class X $9.83

Series 3- Class A $11.87, Class B $11.89, Class C $11.89,
Class L $11.86, Class M $11.89, Class X $11.88

Series 4- Class A $10.58, Class B $10.46, Class C $10.45,
Class L $10.56, Class M $10.45, Class X $10.47

Series 5-  Class C $1.00, Class D $ 1.00, Class L $1.00,
Class M $1.00, Class X $1.00

Series 7- Class A $11.36, Class B $10.98, Class C $10.99,
Class L $11.35, Class M $10.98, Class X $10.98

Series 8- Class A $14.42, Class B $13.99, Class C $13.97,
Class L $14.41, Class M $13.99, Class X $13.99

Series 9- Class A $12.28, Class B $12.23, Class C $12.23,
Class L $12.28, Class M $12.24, Class X $12.23

Series 10- Class A $7.33, Class B $7.32, Class C $7.34,
Class L $7.34, Class M $7.33, Class X $7.33

Series 12- Class A $12.84, Class B $12.55, Class C $12.53,
Class L $12.83, Class M $12.54, Class X $12.52

Series 13- Class A $11.37, Class B $11.08, Class C $11.10,
Class L $11.36, Class M $11.07, Class X $11.08

Series 14- Class A $13.13, Class B $12.76, Class C $12.74,
Class L $13.11, Class M $12.75, Class X $12.73

Series 16- Class A $18.26, Class B $17.79, Class C $17.78,
Class L $18.25, Class M $17.78, Class X $17.74

Series 17- Class A $6.54, Class B $6.41, Class C $6.38,
Class L $6.54, Class M $6.40, Class X $6.41

Series 18- Class A $8.72, Class B $8.54, Class C $8.53,
Class L $8.72, Class M $8.53, Class X $8.51

Series 19- Class A $8.12, Class B $7.94, Class C $7.94,
Class L $8.12, Class M $7.94, Class X $7.93

Series 20- Class A $5.21, Class B $5.04, Class C $5.09,
Class L $5.20, Class M $5.08, Class X $5.09

Series 23- Class A $2.62, Class B $2.55, Class C $2.56,
Class L $2.62, Class M $2.55, Class X $2.56

Series 24- Class A $4.10, Class B $4.05, Class C $4.03,
Class L $4.10, Class M $4.04, Class X $4.03

Series 25- Class A $2.40, Class B $2.37, Class C $2.36,
Class L $2.39, Class M $2.37, Class X $2.37

Series 27- Class A $11.70, Class B $11.51, Class C $11.54,
Class L $11.70, Class M $11.51, Class X $11.54

Series 28- Class A $11.74, Class B $11.68, Class C $11.67,
Class L $11.72, Class M $11.68, Class X $11.67

Series 29- Class A $9.56, Class B $9.43, Class C $9.42,
Class L $9.55, Class M $9.40, Class X $9.63

Series 30- Class A $8.93, Class B $8.81, Class C $8.83,
Class L $8.93, Class M $8.81, Class X $8.80

74W-

Series 5-  Class C $1.0000, Class D $ 0.9998, Class L $1.0001,
Class M $1.0000, Class X $1.0000